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                                                                     EXHIBIT 4.5


                            TELE-COMMUNICATIONS, INC.


                                       and


                          THE BANK OF NEW YORK, Trustee

                                ----------------


                          SIXTH SUPPLEMENTAL INDENTURE
                          Dated as of February 25, 2000


              Supplement to Indenture Dated as of January 29, 1996
                               as supplemented by
           First Supplemental Indenture Dated as of January 29, 1996,
             Second Supplemental Indenture Dated as of May 22, 1996,
            Third Supplemental Indenture Dated as of March 14, 1997,
          Fourth Supplemental Indenture Dated as of March 24, 1997, and
             Fifth Supplemental Indenture Dated as of March 9, 1999


                              --------------------


              8.72% Subordinated Deferrable Interest Notes due 2045
             10.00% Subordinated Deferrable Interest Notes due 2045
              9.65% Subordinated Deferrable Interest Notes due 2027
              9.72% Subordinated Deferrable Interest Notes due 2036



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     THIS SIXTH SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") is made as of February 25, 2000, between TELE-COMMUNICATIONS, INC., a Delaware corporation ("TCI" or, the "Company"), as successor issuer, and THE BANK OF NEW YORK, a New York banking corporation (the "Trustee"), as trustee.


                                    RECITALS

     WHEREAS, TCI and the Trustee are parties to an Indenture, dated as of January 29, 1996, as supplemented by a First Supplemental Indenture, dated as of January 29, 1996, a Second Supplemental Indenture, dated as of May 22, 1996, a Third Supplemental Indenture, dated as of March 14, 1997, a Fourth Supplemental Indenture, dated as of March 24, 1997, and a Fifth Supplemental Indenture, dated as of March 9, 1999 (collectively, the "Original Indenture"), pursuant to which the Company issued (as successor issuer), and the Trustee authenticated and delivered the following securities which are, as of the date hereof, currently outstanding (collectively, the "Securities"):

(a) $500 million aggregate principal amount of the Company's 8.72% Subordinated Deferrable Interest Notes due 2045;

(b) $500 million aggregate principal amount of the Company's 10.00% Subordinated Deferrable Interest Notes due 2045;

(c) $300 million aggregate principal amount of the Company's 9.65% Subordinated Deferrable Interest Notes due 2027; and

(d) $200 million aggregate principal amount of the Company's 9.72% Subordinated Deferrable Interest Notes due 2036;

     WHEREAS, the Board of Directors of TCI has determined that it is in the best interests of TCI to convert its corporate form from a Delaware corporation to a Delaware limited liability company pursuant to Section 266 of the Delaware General Corporation Law and Section 18-214 of the Delaware Limited Liability Company Act (the "Conversion");

     WHEREAS, the Board of Directors of TCI has determined that it is advisable to amend certain provisions of the Original Indenture which may affect the Conversion;

     WHEREAS, the Original Indenture provides that the Company and the Trustee may amend or supplement the Original Indenture or the Securities of any series without notice to or consent of any Holder of Securities or coupons to make any change that, in the opinion of the Board of Directors, does not materially adversely affect the rights of any Securityholder or the Holder of any coupon;



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     WHEREAS, the Board of Directors of TCI has determined that the amendments to the Indenture contained in this Supplemental Indenture do not materially adversely affect the rights of any Securityholder or the Holder of any coupon; and

     WHEREAS, this Supplemental Indenture has been duly authorized by all necessary action on the part of TCI.

     NOW, THEREFORE, TCI and the Trustee agree as follows for the equal and ratable benefit of the Holders:

                                   ARTICLE I

                          DEFINITIONS; INTERPRETATION

     SECTION 1.1         Definitions. Capitalized terms that are defined in the
                    preamble or the recitals hereto shall have such meanings throughout this Supplemental Indenture. Capitalized terms used but not defined in this Supplemental Indenture have the meanings assigned thereto in the Original Indenture. The meanings assigned to all defined terms used in this Supplemental Indenture shall be equally applicable to both the singular and plural forms of such defined terms. The term "Indenture" as used herein means the Original Indenture, as amended and supplemented by this Supplemental Indenture, or as otherwise supplemented or amended from time to time by one or more indentures supplemental thereto or hereto entered into pursuant to the applicable provisions of the Indenture.

     SECTION 1.2         Interpretation. References in the Original Indenture
                    (including references in the Original Indenture as amended or supplemented hereby) to "this Indenture" (and indirect references such as "hereunder," "herein" and "hereof") shall be deemed references to the Original Indenture as amended and supplemented hereby. All of the covenants, agreements and provisions of this Supplemental Indenture shall be deemed to be and construed as part of the Original Indenture to the same effect as if fully set forth therein and shall be fully enforceable in the manner provided in the Original Indenture. Except as otherwise provided in this Supplemental Indenture, all of the covenants, agreements and provisions of the Original Indenture shall remain in full force and effect.

                                   ARTICLE II

                                   AMENDMENTS

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     SECTION 2.1         Amendments. The following provisions of the Original
                   Indenture are hereby amended, modified, supplemented or replaced as follows:

          (a) The definition of "Board of Directors" contained in Article One, Section 1.01 of the Original Indenture is amended to read in its entirety as follows: "Board of Directors means the Board of Directors of the Company or any authorized committee thereof, or, if the Company is not a corporation, the equivalent decision making body thereof or authorized committee thereof."

          (b) The definition of "Officer" contained in Article One, Section 1.01 of the Original Indenture is amended to add the words "(if any)" after the words "Chairman of the Board."

          (c) The definition of "Subsidiary" contained in Article One, Section 1.01 of the Original Indenture is amended in its entirety to read as follows: "Subsidiary means any corporation, association, partnership or other business entity of which a majority of the total voting power of the capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of a contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) the Company,
                    (ii) the Company and one or more of its Subsidiaries or
                    (iii) one or more Subsidiaries of the Company."

          (d) Article Four, Section 4.04 is hereby amended to replace the word "corporate" appearing in the heading to such section and as the second to the last word of such section with the word "legal."

          (e) Article Five is hereby amended to replace the word "CORPORATION" appearing in the heading thereof with the word "ENTITY."

          (f) Article Five, Section 5.01 is hereby amended to insert the words "or limited liability company" after each occurrence of the word "corporation."

          (g) Article Five, Section 5.01 is also hereby amended to insert the following words as a new paragraph after the first paragraph thereof: "Nothing in this Indenture shall prohibit the Company from effecting a conversion pursuant to applicable law of the Company from a corporation into a limited liability company or from a limited liability company into a corporation, and any such conversion shall not be deemed to be a consolidation, merger or transfer subject to the requirements of the


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                    immediately preceding paragraph, provided, that such
                    conversion by law shall not be deemed to affect any obligations or liabilities of the Company incurred prior to such conversion (including obligations or liabilities with respect to the Securities). Notice of any such conversion shall be promptly delivered to the Trustee."

          (h)            The second sentence of the third paragraph of
                    Section 6.3 to the First Supplemental Indenture of the Original Indenture is hereby amended to insert the words "or limited liability company" after each occurrence of the word "corporation."

          (i)            The second sentence of the third paragraph of
                    Section 6.3 to the Second Supplemental Indenture of the Original Indenture is hereby amended to insert the words "or limited liability company" after each occurrence of the word "corporation."

          (j)            The second sentence of the third paragraph of
                    Section 6.3 to the Third Supplemental Indenture of the Original Indenture is hereby amended to insert the words "or limited liability company" after each occurrence of the word "corporation."

          (k)            The second sentence of the third paragraph of
                    Section 6.3 to the Fourth Supplemental Indenture of the Original Indenture is hereby amended to insert the words "or limited liability company" after each occurrence of the word "corporation."


                                  ARTICLE III

                                 MISCELLANEOUS

     SECTION 3.1         Conflict with the TIA. If any provision of this
                    Supplemental Indenture modifies or excludes any provision of the TIA that is required under such Act to be part of and govern the Indenture, the latter provision of the TIA shall control. If any provision hereof modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision of the TIA shall be deemed to apply to this Supplemental Indenture, as so modified or excluded, as the case may be.

     SECTION 3.2         Date and Time of Effectiveness. This Supplemental
                    Indenture shall become a legally effective and binding instrument at and as of the date hereof.

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     SECTION 3.3         Securities Deemed Conformed. As of the date
                    hereof, the provisions of each Security then outstanding shall be deemed to be conformed, without the necessity for any reissuance or exchange of such Security or any other action on the part of the Holders, TCI or the Trustee, so as to reflect this Supplemental Indenture.

     SECTION 3.4         Successors. All agreements of TCI and the Trustee
                    in this Supplemental Indenture and in the Indenture shall bind their respective successors.

     SECTION 3.5         Benefits of Supplemental Indenture. Nothing in
                    this Supplemental Indenture, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, any Agent, Authenticating Agent and the Holders, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture or the Indenture.

     SECTION 3.6         Separability. In case any provision in this
                    Supplemental Indenture, or in the Indenture, shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

     SECTION 3.7         Trustee Responsibility. The Trustee assumes no
                    duties, responsibilities or liabilities by reason of this Supplemental Indenture other than as set forth in the Original Indenture. The Trustee assumes no responsibility for the correctness of the statements herein contained, which shall be taken as statements of TCI. This Supplemental Indenture is executed and accepted by the Trustee subject to all of the terms and conditions of its acceptance of the trust under the Original Indenture, as fully as if said terms and conditions were herein set forth in full.

     SECTION 3.8         Headings. The Article and Section headings of this
                    Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

     SECTION 3.9         Counterparts. This Supplemental Indenture may be
                    executed in counterparts, each of which shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

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     SECTION 3.10        Notices. The addresses for notices to the Company
                    and the Trustee set forth in Section 11.02 of the Original Indenture shall be amended, without further action, to read in their entirety as follows:

                    "If to the Company:

                           Tele-Communications, Inc.
                           9197 South Peoria Street
                           Englewood, Colorado 80112
                           Attention: Treasurer

                    If to the Trustee:

                           The Bank of New York
                           101 Barclay Street, Floor 21W
                           New York, New York 10286"

     SECTION 3.11        Governing Law. This Supplemental Indenture shall
                    be governed by and construed in accordance with the internal laws of the State of New York.



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          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the day and year first above written.



                                      TELE-COMMUNICATIONS, INC.

                                      By:
                                          -------------------------------------
                                          Name:
                                          Title:


                                      THE BANK OF NEW YORK, as Trustee

                                      By:  ------------------------------------
                                           Name:
                                           Title:


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